Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated October 9, 1998) pertaining to the 1997 Stock Incentive Plan of Central European Distribution Company of our report dated March 14, 2003 with respect to the consolidated financial statements of Central European Distribution Company included in the Annual Report on Form 10-K for the year ended December 31, 2002.

Ernst & Young Audit Sp. z o.o.

Warsaw, Poland

March 14, 2003

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